11(b)




                         Consent of Independent Auditors


We consent to the references to our firm under the caption "Independent Auditors" and to the use of our report dated May 16, 1997 in the Registration Statement (Form N-1A) and related Prospectus of AFBA Five Star Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 and Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940.


                                               /s/Ernst & Young LLP


Kansas City, Missouri
May 22, 1997

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